Sub-Item 77Q1(a): Copies of Material Amendments to the Registrants
 Declaration of Trust or By-laws

Amended Schedule A dated September 14, 2016 to the Amended and
 Restated Agreement and Declaration of Trust dated April 16,
 2013 is incorporated herein by reference to Exhibit (a)(2) to Post-Effective Amendment No. 48 to the Registrants
 Registration Statement on Form N-1A filed with the Securities and Exchange Commission on September
 23, 2016 (Accession No. 0001193125-16-718564).